UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

DYNAMEX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21057 (Commission File Number)	86-0712225 (I.R.S. Employer Identification No.)

5429 LBJ Freeway, Suite 1000		75240
Dallas, Texas		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(214) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 1, 2010, Dynamex Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, DashNow Holding Corp., a Delaware corporation (“Parent”), and DashNow Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).  The Merger Agreement was unanimously approved by the Board of Directors of the Company (the “Board”), based on the recommendation of a special committee of the Board that was formed to evaluate and negotiate the terms of the Merger.

At the effective time of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares owned by the Company, Parent or Merger Sub, and shares owned by Company stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be automatically cancelled and converted into the right to receive $21.25 in cash, without interest (the “Merger Consideration”).

The Merger Agreement contains customary representations, warranties and covenants.  Consummation of the Merger is subject to customary conditions, including without limitation (a) approval by the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on the Merger, (b) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other applicable competition or similar laws and (c) the absence of any law, order or injunction prohibiting the Merger.  Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation (a) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers), (b) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers), (c) the absence of a material adverse effect on the Company since the execution of the Merger Agreement and (d) there not being holders of more than 15% of the shares of the Company’s common stock properly exercising appraisal rights.

During the period beginning on October 1, 2010 and continuing until 12:01 p.m. on November 10, 2010 (the “No-Shop Period Start Date”), the Company may initiate, solicit and encourage any alternative takeover proposals from third parties, provide non-public information and participate in discussions and negotiate with third parties with respect to takeover proposals.  Starting on the No-Shop Period Start Date, the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative takeover proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative takeover proposals. The no-shop provision, however, is subject to a customary “fiduciary-out” provision which provides that, prior to the time stockholder approval is obtained, the Board may under certain circumstances provide information to, and participate in discussions with, third parties with respect to unsolicited alternative takeover proposals.

The Merger Agreement contains certain termination rights for the Company and Parent, including the right of the Company under certain circumstances to terminate the Merger Agreement to accept an alternative takeover proposal that is more favorable to the Company’s stockholders from a financial point of view than the transaction contemplated by the Merger Agreement (a “Superior Proposal”).  Upon termination of the Merger Agreement under specified circumstances, including termination of the Merger Agreement to accept a Superior Proposal, the Company is required to pay Parent a termination fee of approximately $6.3 million; provided that if the termination resulted from a definitive agreement with respect to a Superior Proposal that the Company has entered into prior to the No Shop Period Start Date, the termination fee payable by the Company is reduced to approximately $4.2 million.  Upon termination of the Merger Agreement under specified circumstances (including a termination by the Company as a result of any breach of the Merger Agreement by Parent or Merger Sub), Parent is required to pay the Company a reverse termination fee of approximately $12.6 million; provided that if the termination resulted from the debt financing under the Debt Funding Letter or any alternative debt financing not being available to Parent or Merger Sub (other than in certain circumstances), the termination fee payable by the Parent is reduced to approximately $7.9 million.

Parent and Merger Sub have obtained equity and debt financing commitments for the transaction contemplated by the Merger Agreement, the proceeds of which will be used by Parent to pay the aggregate Merger Consideration and all related fees and expenses.  Funds affiliated with Greenbriar Equity Group LLC have committed to purchase common equity interests in Parent amounting to $135 million in the aggregate on the terms and subject to the conditions set forth in equity commitment letters dated October 1, 2010.  Certain of these funds have each provided the Company with a limited guarantee in favor of the Company dated October 1, 2010 (each, a “Limited Guarantee”), guaranteeing, subject to the terms and conditions of such Limited Guarantee, the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement.

PNC Bank, National Association, and certain other financial institutions (the “Debt Commitment Parties”) have committed to provide up to $100 in senior secured credit facilities (comprised of a term loan facility of $60 million and a revolving credit facility of up to $40 million), on the terms and subject to the conditions set forth in a commitment letter dated October 1, 2010 (the “Debt Funding Letter”).  The obligations of the Debt Commitment Parties to provide debt financing under the Debt Funding Letter are subject to a number of conditions, which we believe are customary for financings of this type or are otherwise consistent with certain conditions in the Merger Agreement. The final termination date for the Debt Funding Letter is April 1, 2011.

The representations, warranties and covenants made in the Merger Agreement (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by confidential disclosures made to Parent and Merger Sub in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the Securities and Exchange Commission (“SEC”).

The foregoing descriptions of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto, and the terms of which are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 1, 2010, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is furnished as Exhibit 99.1 and is incorporated herein by reference.

In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under Item 7.01 (Regulation FD Disclosure) shall be deemed “furnished” and not filed with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01. Other Items.

On October 1, 2010, the Company issued a letter to customers and a letter to employees of the Company, announcing the signing of the Merger Agreement, a copy of each is furnished as Exhibit 99.2 and Exhibit 99.3, respectively, and is incorporated herein by reference.

On October 1, 2010, the Company made available on its website answers to frequently asked questions regarding the Merger Agreement and the proposed Merger, a copy of which is furnished as Exhibit 99.4 and is incorporated herein by reference.

Important Merger Information and Additional Information

The proxy statement that the Company plans to file with the SEC and mail to its stockholders will contain information about the Company, the proposed Merger, and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement or a notice of internet availability of the proxy statement from the Company by mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the SEC’s website (www.sec.gov) or, without charge, from the Company by mail or from the Company website (www.dynamex.com). The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Company stockholders with respect to the proposed Merger. Information regarding any interests that the executive officers and directors of the Company may have in the transaction will be set forth in the proxy statement. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed Merger.

Forward-looking Statements

This report contains forward-looking statements that involve numerous risks and uncertainties.  The statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed transaction and the Company’s expectations, beliefs and intentions. All forward looking statements included in this report are based on information available to the Company on the date hereof. In some cases you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,’ “predicts,” “projects,” “targets,” “goals,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition.  Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the Company’s control.  These factors include (A) failure to obtain stockholder approval or failure to satisfy other conditions required for the consummation of the Merger, (B) failure or delay in consummation of the transaction for other reasons, (C) changes in laws or regulations, (D) changes in the financial or credit markets or economic conditions generally and (E) other risks as are mentioned in reports filed by the Company with the SEC from time to time. The Company does not undertake any obligation to publicly release any revision to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Caution should be taken that these factors could cause the actual results to differ from those stated or implied in this report and other Company communications.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger, dated as of October 1, 2010, by and among Dynamex Inc., DashNow Holding Corp., and DashNow Acquisition Corp.

Exhibit 99.1	Joint press release of Dynamex Inc. and Greenbriar Equity Group LLC dated October 1, 2010.

Exhibit 99.2	Letter to Company customers dated October 1, 2010.

Exhibit 99.3	Letter to Company employees dated October 1, 2010.

Exhibit 99.4	Answers to frequently asked questions regarding the Merger placed on the Company’s website on October 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DYNAMEX INC.

Dated: October 1, 2010

	By:	/s/ Ray E. Schmitz
Ray E. Schmitz
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger, dated as of October 1, 2010, by and among Dynamex Inc., DashNow Holding Corp., and DashNow Acquisition Corp.

Exhibit 99.1	Joint press release of Dynamex Inc. and Greenbriar Equity Group LLC dated October 1, 2010.

Exhibit 99.2	Letter to Company customers dated October 1, 2010.

Exhibit 99.3	Letter to Company employees dated October 1, 2010.

Exhibit 99.4	Answers to frequently asked questions regarding the Merger placed on the Company’s website on October 1, 2010.